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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM T-1
            STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                               -------------



                               CHEMICAL BANK
- ---------------------------------------------------------------------------
            (Exact name of trustee as specified in its charter)

                   New York                                13-4994650
- ---------------------------------------------       ----------------------
  (State of incorporation if not a national             (I.R.S. Employer
                    bank)                             Identification No.)

              William H. McDavid
               General Counsel
               270 Park Avenue
              New York, New York
                (212) 270-2611                               10017
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                          FRANKLIN RESOURCES, INC.
- ---------------------------------------------------------------------------
            (Exact name of obligor as specified in its charter)

                   Delaware                                13-2670991
- ---------------------------------------------       ----------------------
(State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                       Identification No.)

           777 Mariners Island Blvd.
                San Mateo, CA                                94404
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                              Debt Securities
- ---------------------------------------------------------------------------
                    (Title of the indenture securities)
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                                     GENERAL

     Item 1. General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


     Item 2. Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.




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     16. List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 1ST day of APRIL, 1994.


                                      CHEMICAL BANK


                                   By /s/ Carolyn P. Baxter
                                      ------------------------
                                      Carolyn P. Baxter
                                      Assistant Vice President

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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

            at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             DOLLAR AMOUNTS
                         ASSETS                                 IN MILLIONS


          Cash and balances due from depository institutions:
          Noninterest-bearing balances and
          currency and coin  . . . . . . . . . . . . . . . . . . . $  4,371
          Interest-bearing balances  . . . . . . . . . . . . . . . .  5,829
          Securities                                                 21,834
          Federal Funds sold and securities purchased under
          agreements to resell in domestic offices of the
          bank and of its Edge and Agreement subsidiaries,
          and in IBF's:
          Federal funds sold . . . . . . . . . . . . . . . . . . . .  2,125
          Securities purchased under agreements to resell  . . . . . .  900
          Loans and lease financing receivables:
          Loans and leases, net of unearned income  $60,826
          Less: Allowance for loan and lease losses   2,326
          Less: Allocated transfer risk reserve         121
                                                     ------
          Loans and leases, net of unearned income,
          allowance, and reserve . . . . . . . . . . . . . . . . . . 58,379
          Assets held in trading accounts  . . . . . . . . . . . . .  8,556
          Premises and fixed assets (including capitalized
          leases)  . . . . . . . . . . . . . . . . . . . . . . . . .  1,238
          Other real estate owned  . . . . . . . . . . . . . . . . . .  713
          Investments in unconsolidated subsidiaries and
          associated companies . . . . . . . . . . . . . . . . . . . .  112
          Customer's liability to this bank on acceptance
          outstanding  . . . . . . . . . . . . . . . . . . . . . . .  1,063
          Intangible assets  . . . . . . . . . . . . . . . . . . . . .  526
          Other assets . . . . . . . . . . . . . . . . . . . . . . .  9,864
                                                                      -----
     TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . $115,510
                                                                   ========
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                                   LIABILITIES

     Deposits
          In domestic offices ................................      $51,611
          Noninterest-bearing .........................$19,050
          Interest-bearing ............................ 32,561
                                                        ------
          In foreign offices, Edge and Agreement subsidiaries,
          and IBF's .........................................        24,886
          Noninterest-bearing .........................$   136
          Interest-bearing ............................ 24,750
                                                        ------
     Federal funds purchased and securities sold under agree-
     ments to repurchase in domestic offices of the bank and
          of its Edge and Agreement subsidiaries, and in IBF's
          Federal funds purchased ............................        8,496
          Securities sold under agreements to repurchase .....          514
     Demand notes issued to the U.S. Treasury ................        1,501
     Other Borrowed money ....................................        8,538
     Mortgage indebtedness and obligations under capitalized
          leases .............................................           20
     Bank's liability on acceptances executed and outstanding         1,084
     Subordinated notes and debentures .......................        3,500
     Other liabilities .......................................        7,419

     TOTAL LIABILITIES .......................................      107,569
                                                                    -------
                                 EQUITY CAPITAL

     Common stock ............................................          620
     Surplus .................................................        4,501
     Undivided profits and capital reserves ..................        2,663
     Less: Net unrealized loss on marketable equity
          securities..........................................        (159)
     Cumulative foreign currency translation adjustments .....          (2)

     TOTAL EQUITY CAPITAL ....................................        7,941

     TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
          STOCK AND EQUITY CAPITAL ...........................     $115,510

     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                         JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                         WALTER V. SHIPLEY       )
                         EDWARD D. MILLER        )DIRECTORS
                         WILLIAM B. HARRISON     )